                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             TEAM FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              TEAM FINANCIAL, INC.
                            8 WEST PEORIA, SUITE 200
                               PAOLA, KANSAS 66071
                                 (913) 294-9667

-------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 19, 2001

-------------------------------------------------------------------------------


To the Shareholders of Team Financial, Inc.:

DATE:             June 19, 2001
TIME:             2:00 p.m. central time
PLACE:            Paola High School Auditorium
                  401 North Angela
                  Paola, Kansas 66071

MATTERS TO BE VOTED ON:

     1. Election of three directors;

     2. Ratification of KPMG LLP as our independent auditors for 2001; and

     3. Any other matters properly brought before shareholders at our meeting.

     You are cordially invited to attend the meeting in person. To ensure that you are represented at the meeting, please fill in, sign and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions.


                                       By Order of the Board of Directors



                                       /s/ Robert J. Weatherbie
                                       Robert J. Weatherbie
                                       Chairman and Chief Executive Officer

April 23, 2001

                                    CONTENTS

                                                                          PAGE
                                                                          ----
General Information About Voting..........................................  1

Stock Ownership...........................................................  3

Proposal No. 1   Election of Directors....................................  6

Proposal No. 2   Appointment of Independent Auditors...................... 19

Other Matters............................................................. 19

Shareholder Proposals..................................................... 20

Appendix A................................................................ 21

                              TEAM FINANCIAL, INC.
                            8 WEST PEORIA, SUITE 200
                               PAOLA, KANSAS 66071
                                 (913) 294-9667


                                 PROXY STATEMENT

                  JUNE 19, 2001 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Team Financial, Inc. for use at our 2001 annual meeting. This Proxy Statement and the enclosed proxy card were sent to shareholders on or about May 15, 2001.

     The following matters will be acted on at our annual meeting:

     1. Election of three Directors to serve three year terms;

     2. Ratification of the appointment of KPMG LLP as our independent auditors for 2001; and

     3. Any other business as may properly come before our meeting.


                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

     You can vote your shares of common stock if our records show that you owned the shares on April 23, 2001. A total of 3,881,940 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

HOW DO I VOTE BY PROXY?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the three director nominees and for the other proposals to be considered at the meeting.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person, even if you have previously completed and returned a proxy card.

WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

     If your shares are held by your broker, a bank or other nominee, you will probably receive this proxy statement from them with instructions for voting your shares. Please respond quickly so that they may represent you.

     If your shares are held in the name of a broker, bank or other nominee, and you do not tell that person how to vote your shares (so-called "broker nonvotes"), that person can vote your shares as he or she sees fit only on matters that self regulatory organizations determine to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

HOW ARE VOTES COUNTED?

     We will hold the annual meeting if holders of at least one-third of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares represented at the meeting. With respect to the election of directors, you are entitled to cumulate your votes which means that you may cast all of your votes for any one nominee or to distribute your votes among any three or more nominees. The number of votes you have the right to cast among the nominees is determined by multiplying the number of shares you own by three. If votes for a certain director nominee are withheld, those votes will be voted equally for the election of all directors.

     If your shares are held in the name of a nominee, and you do not tell the nominee in a timely manner how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as he or she sees fit only on matters that self regulatory organizations determine to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

WHO PAYS FOR THIS PROXY SOLICITATION?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

                                 STOCK OWNERSHIP

     The following table shows the number of shares of common stock beneficially owned as of April 23, 2001 by:

     o each person whom we know beneficially owns more than 5% of the common stock;

     o  each director;

     o  each executive officer named in Executive Compensation; and

     o  the directors and executive officers as a group.


                                                COMMON SHARES BENEFICIALLY OWNED
NAMES AND ADDRESSES OF BENEFICIAL OWNER(1)          NUMBER           PERCENT
---------------------------------------          -----------       -----------
Robert J. Weatherbie(2)......................        177,458          4.6%
 8 West Peoria, Suite 200
 P.O. Box 402
 Paola, Kansas 66071-0402

Michael L. Gibson(3).........................        169,587          4.4%
 8 West Peoria, Suite 200
 P.O. Box 402
 Paola, Kansas 66071-0402

Rick P. Bartley(4)...........................          7,289           *
 8 West Peoria, Suite 200
 P.O. Box 402
 Paola, Kansas 66071-0402

Carolyn S. Jacobs(5).........................        118,844          3.1%
 8 West Peoria, Suite 200
 P.O. Box 402
 Paola, Kansas 66071-0402

Neil Blakeman(6).............................         47,480          1.2%
 8 West Peoria, Suite 200
 P.O. Box 402
 Paola, Kansas 66071-0402

R.G. (Gary) Kilkenny(7)......................         24,185           *
 4304 West 115th
 Leawood, Kansas 66211

Denis A. Kurtenbach(8).......................          4,425           *
 8 West Peoria, Suite 200
 P.O. Box 402
 Paola, Kansas 66071-0402

Glen E. Gilpin...............................         63,780          1.6%
 302 Peyton Street
 Emporia, Kansas 66801

Montie K. Taylor(9).................                  43,847          1.1%
 1900 Main
 Parsons, Kansas 67357

Employee Stock Ownership Plan(10)............      1,250,301         32.2%
 8 West Peoria, Suite 200
 P.O. Box 402
 Paola, Kansas 66071-0402

All executive officers and
  directors as a group (nine persons)........        656,895         16.9%

------------
(1) Unless otherwise indicated, the shares are held directly in the names of the beneficial owners and each person has sole voting and sole investment power with respect to the shares. Participants to whom certain shares held by the ESOP have been allocated are entitled to direct the ESOP trustee as to matters in which voting rights may be exercised, and the ESOP trustee will vote such shares, subject to its fiduciary duties. With respect to other matters, participants are only entitled to direct the ESOP trustee with respect to voting on major corporate matters, such as mergers, reorganizations, recapitalizations, liquidations, consolidations or sales of substantially all of our assets.

(2) Includes 57,499 shares of common stock owned by his wife and 340 shares owned by his minor children, over which he may be deemed to have shared voting and investment power. Also includes 119,619 shares of common stock that have been allocated to Mr. Weatherbie's account in the ESOP.

(3) Includes 500 shares of common stock owned jointly with his wife, over which he may be deemed to have shared voting and investment power. Also includes 122,537 shares of common stock that have been allocated to Mr. Gibson's account in the ESOP.

(4) Includes 2,386 shares of common stock that have been allocated to Mr. Bartley's account in the ESOP.

(5) Includes 19,450 shares of common stock owned by her husband's revocable trust, over which she may be deemed to have shared voting and investment power. Also includes 99,394 shares of common stock that have been allocated to Ms. Jacobs's account in the ESOP.

(6) Includes 200 shares owned jointly by Mr. Blakeman and his wife and 300 shares of common stock owned individually by Mr. Blakeman's wife, over all of which shares Mr. Blakeman may be deemed to have shared voting and investment power. Also includes 46,680 shares of common stock that have been allocated to Mr. Blakeman's account in the ESOP.

(7) Includes 13,545 shares owned jointly by Mr. Kilkenny and his wife and 10,640 shares owned by a corporation controlled by Mr. Kilkenny.

(8) Includes 925 shares of common stock held by Mr. Kurtenbach in an Individual Retirement Account and 500 shares owned by his wife, over which he may be deemed to have voting and investment power.

(9) Includes 640 shares owned jointly by Mr. Taylor and his wife. Also includes 19,767 shares of common stock that have been allocated to Mr. Taylor's account in the ESOP.

(10) The ESOP holds 1,250,301 shares of record. Team Financial, Inc., acting through its board of directors, is the ESOP trustee.

*        Less than 1%.


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Based on a review of the record, we believe that all reports on Forms 3, 4 and 5 have been timely filed by our officers and directors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Our Board of Directors is divided into three classes that serve three year terms as follows:



         CLASS             EXPIRATION                MEMBERS
         Class II             2001         Michael L. Gibson, Montie Taylor and
                                           Robert J. Weatherbie
         Class III            2002         Glen E. Gilpin, Denis A. Kurtenbach
                                           and Carolyn S. Jacobs
         Class I              2003         Neil Blakeman and R.G. (Gary) Kilkenny

     The terms of Messrs. Gibson, Taylor, and Weatherbie expire at the meeting and we propose that each nominee be elected to a three year term expiring at our annual meeting in 2004. In the election of directors, you have the right to cumulate your votes. This means that you may cast all of your votes for any one nominee or distribute your votes amongst the two or more nominees in any amount you desire. The number of votes you have the right to cast is determined by multiplying the number of shares you own by three. If votes for a certain director nominee are withheld, those votes will be distributed to the remaining director nominee. If no instructions are given, the shares will be voted equally for the election of all directors.

     Our non-employee directors receive $200 per month and $150 per board meeting attended. In addition, directors are reimbursed for expenses incurred in attending board meetings.

     The Board of Directors had 11 meetings during 2000. Each directors attendance was 100% (except Dennis A. Kurtenbach who attended 73% of the meetings and Glen E. Gilpin who attended 82% of the meetings).

     There are no family relationships between or among any directors or executive officers and none serve as a director of any other company required to file reports under the Securities Exchange Act of 1934 or which is registered under the Investment Company Act of 1940.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. GIBSON, TAYLOR, AND WEATHERBIE. PROXIES SOLICITED BY YOUR BOARD OF DIRECTORS WILL BE VOTED FOR THEM UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

         The following sets forth certain information with respect to all of the nominees, and our other directors and executive officers.


                                                                                       OFFICER OR
NAME                            AGE   POSITION                                      DIRECTOR SINCE
----                            ---   --------                                      ---------------
Robert J. Weatherbie            54    Chief Executive Officer and Chairman of              1986
                                      the Board

Michael L. Gibson               54    President-Acquisitions/Investments,                  1986
                                      Chief Financial Officer and Director

Carolyn S. Jacobs               57    Senior Vice President and Trust Officer of           1986
                                      TeamBank, N.A. and Treasurer and Director(2)

Neil Blakeman                   61    Executive Vice President of                          1986
                                      TeamBank, N.A. and Director

Denis A. Kurtenbach             65    Director(1)(2)                                       1995

Glen E. Gilpin                  78    Director(1)                                          1996

R.G. (Gary) Kilkenny            69    Director(1)(2)                                       1997

Montie K. Taylor                50    Director, President of                               1997
                                      First National Bank Parsons

Rick P. Bartley                 50    President and Chief Executive Officer                1997
                                      of TeamBank N.A.

---------------------
(1)  Member of the audit committee.
(2)  Member of the compensation committee.



     ROBERT J. WEATHERBIE has served as our Chief Executive Officer since September 1995, and Chairman of the Board and director since May 1986. Prior to that time he was an executive officer of TeamBank, N.A., formerly known as Miami County National Bank, for 13 years. Mr. Weatherbie is a member of the Miami County Bankers Association. He obtained a Bachelor of Arts degree from Emporia State University, Emporia, Kansas in 1969 and graduated from the Colorado School of Banking at the University of Colorado and the American Institute of Banking - Kansas City Chapter.

     MICHAEL L. GIBSON has served as our executive officer and director since May 1986 and as President of Investments and Chief Financial Officer since September 1995. Prior to 1986 he was an executive officer for TeamBank, N.A., formerly known as Miami County National Bank, for 15 years. He obtained a Bachelor's degree from Kansas State University in Manhattan, Kansas in 1970, and graduated from the Colorado School of Banking at the University of Colorado, the Intermediate School of Banking in Lincoln, Nebraska, and the American Institute of Banking - Kansas City Chapter. He is a member and is currently President - Elect of the Kansas Bankers Association and Chairman of the Kansas Bankers Association BankPac Committee and a member of the Governing Council. He is a member of the American Bankers Association BankPac Committee.

     CAROLYN S. JACOBS has served as our Treasurer and director, as well as Senior Vice President and Trust Officer of TeamBank, N.A., since May 1986. Prior to 1986, she had worked for Miami County National Bank, the predecessor to TeamBank, N.A., since 1961. Ms. Jacobs has attended the American Institute of Banking - Kansas City Chapter, MoKan Basic Trust School, graduating in 1977, the National Business Institute and was designated as a Certified Trust Financial Advisor in June 1992. Ms. Jacobs is a member of the Kansas Bankers Association Trust Division and the Miami County Bankers Association.

     NEIL BLAKEMAN has served as a director of Team Financial, Inc. since April 1986. He has been Executive Vice President of TeamBank, N.A. since December 1995 and a director of TeamBank N.A. since June 1996. Prior to December 1995 he worked for Miami County National Bank, the predecessor to TeamBank, N.A., where he served as a vice president, beginning in 1976. Mr. Blakeman obtained a Masters of Business Administration degree in 1970 from the University of Iowa and graduated with a Bachelor of Science degree in Agriculture in 1964 from Kansas State University. Mr. Blakeman is a director of the Miami County Economic Development Corp., a non-profit entity.

     DENIS A. KURTENBACH has served as a director of Team Financial, Inc. since December 1995. Prior to serving as a director at Team Financial, Inc., he served as a director of Miami County National Bank, the predecessor to TeamBank, N.A., for 13 years. He is Chairman and a director of Pemco, Inc., a privately held construction management company. He is also Chairman and director of two subsidiaries of Pemco, Inc., Carrothers Construction Company, L.L.C. and Triangle Builders, L.L.C. Mr. Kurtenbach is a life director of the Associated General Contractors of America and was a member of the 1996 and 1997 Executive Committees. He is also a director of the Kansas Contractors Association. Mr. Kurtnebach is a member of Holy Trinity Parish in Paola and has been Finance Council chairman since 1988 and co-chairman of the Development committee since 1996. Mr. Kurtenbach graduated in 1962 with a Bachelor's Degree in Civil Engineering from South Dakota State University.

     GLEN E. GILPIN has served as a director of Team Financial, Inc., since June 1996. Since 1949, Mr. Gilpin has been owner and manager of Blacktop Construction, Inc. Mr. Gilpin received a Bachelor of Science Degree in Business from the University of Kansas in 1944.

     MONTIE TAYLOR has served as a director of Team Financial, Inc. since 1997. He has served as President and a director of First National Bank and Trust Company from September 1987 to June 2000 when First National Bank of Parsons merged with TeamBank, N.A.. He is a member of the TeamBank, Parsons Community Advisory Board. Mr. Taylor received a Bachelor of Arts Degree from Pittsburg State University, Pittsburg, Kansas in 1972. He was previously employed by the thrift industry for 13 years prior to his employment with First National Bank and Trust Company and TeamBank, N.A.

     R.G. (GARY) KILKENNY has served as a director of Team Financial, Inc. since June 1997. He has been Chairman or President of Taylor Forge Engineered Systems, Inc., a manufacturing company, since 1982. He received a Bachelor's Degree in 1953 from the University of Santa Clara, Santa Clara, California.

     RICK P. BARTLEY has been President and Chief Executive Officer of TeamBank N.A. since May 1997 and director of TeamBank, N.A. since June 1997. From 1993 through April 1997, he worked for Compass Bank, Alabama, as the Manager of Corporate Banking Division in Montgomery. From 1974 to 1993 he worked for Bank of Oklahoma in several positions, including Manager of Private Banking and president of a member bank. Mr. Bartley has a Bachelor's Degree from the University of Arkansas and has attended the Southern Methodist University Graduate School of Banking.


     Our Board of Directors has two committees. The following describes the function and membership of each committee and the number of times it met in 2000:

                          AUDIT COMMITTEE -- 3 MEETINGS

                  FUNCTION                         MEMBERS
o  Review internal financial information           Denis A. Kurtenbach
o  Review the results of audits with the           Glen E. Gilpin
   independent auditors                            R.G. (Gary) Kilkenny

                COMPENSATION AND BENEFITS COMMITTEE - 2 MEETINGS

                  FUNCTION                         MEMBERS
o  Review and approve compensation                 Carolyn S. Jacobs*
   and benefit programs                            Denis A. Kurtenbach
o  Approve compensation of senior executives       R.G. (Gary) Kilkenny
o  Administer 1999 Stock Incentive Plan

* Ms. Jacobs, who has served as a member of the compensation committee continuously since 1997, is the only member of the compensation committee who is also one of our employees.

AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist our board of directors in its oversight of our financial reporting process. The board of directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the NASDAQ. The Audit Committee operates pursuant to a Charter by the Board on July 25, 2000, a copy of which is attached to this proxy statement as Appendix A. As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, COMMUNICATION WITH AUDIT COMMITTEES as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. The Audit Committee has considered whether internal audit and other non-audit services provided by the independent auditors to us is comparable with maintaining the auditor's independence and has discussed with the auditors'.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not financial experts in the fields of accounting or auditing, including auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact "independent".

     Based on the reports and discussions described in this proxy statement, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to our board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the Year Ended December 31, 2000 filed with the Securities and Exchange Commission.

     Our board of directors, upon recommendation of the Audit Committee, has determined to continue the services of KPMG LLP for the current fiscal year ending December 31, 2001. These services will include the examination of our financial statements for the fiscal year ending on such date and other appropriate accounting services. A member of KPMG LLP will attend the annual meeting and will have the opportunity to make a statement if desired, and will also be available to respond to appropriate questions of shareholders.

     The aggregate fees billed by KPMG LLP for professional services rendered for our audit of the annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the our Quarterly Reports on Form 10-Q for that fiscal year were $62,000.

     The aggregate fees billed in 2000 by KPMG LLP for services rendered to us, other than the services described in the preceding paragraph were $195,000. There were no professional services rendered for services relating to financial information systems design and implementation during 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

     Our executive compensation policy is intended to be competitive with bank holding companies of comparable asset size. The policy is intended to offer an incentive for performance. The overall compensation program is designed to retain and reward on both a short and long-term basis. The Compensation Committee pays particular attention to the total compensation paid to the chief executive officers of other bank holding companies taking into consideration the relative size of the companies and the experience of their chief executive officers.

     Two of the three members of the Compensation Committee are non-employee directors, with the third member, Carolyn S. Jacobs, being an officer of one of our subsidiary banks. The principal elements of our executive compensation program for the fiscal year ended December 31, 2000, applicable to our Chief Executive Officer were as follows:

o The salary level is reviewed and determined annually. Consideration is given to the scope of responsibilities and to being comparable with similar positions with bank holding companies of comparable size. Factors included in the comparison are relative size of companies, both currently and over a period of time, and the experience and responsibility of the individuals. The Committee approves the salary level after consideration of both internal and external information as set forth above. In establishing the base salary, the Committee does not assign any weight to any particular factor.

o Cash bonus awards are considered annually. In awarding bonus payments, factors considered by the Compensation Committee include a review of our financial performance as determined by our net income growth, return on equity, and asset growth. Cash bonuses were paid in 1998 and 1999 based upon the performance factors for net income growth, return on equity, and asset growth being met. The Compensation Committee requires the Chief Executive Officer to use a percentage of this cash bonus to purchase our stock in the open market, subject to any limitations under federal or state securities laws. The percentage varies from year to year.

o Stock Options are also awarded annually to the Chief Executive Officer and certain other key executives. They are awarded to provide the Chief Executive Officer and the key executives with long-term incentives for profitable growth and to closer align our Chief Executive Officer and key executives with the interest of our shareholders. Retention and long-term reward are both factors considered in granting stock options. With respect to the amount of options to be granted, consideration is given to the scope of responsibility and the degree of its effect on our performance as well as the degree of importance in providing incentive to the individual to stay with us over time. The Compensation Committee, in determining whether to grant options or in the granting of options, does not take into consideration the amounts of options previously granted or outstanding.

     Other elements of compensation offered to the Chief Executive Officer and to all other eligible employees include participation in a 401(k) deferred contribution plan, our Employee Stock Ownership Plan, and our organization-wide performance based bonus program.

Submitted by the Compensation Committee: Dated January 11, 2001 Carolyn S. Jacobs R.G. (Gary) Kilkenny Denis A. Kurtenbach

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

     The Compensation Committee consists of three members of the Board of Directors. Two of the three members of the Compensation Committee are non-employee directors, with the third member, Carolyn S. Jacobs, being an employee. During 2000, the Compensation Committee consisted of Carolyn S. Jacobs, R.G. (Gary) Kilkenny, and Denis A. Kurtenbach.

EXECUTIVE COMPENSATION.

The following table sets forth information regarding the compensation paid by us for services rendered in all capacities during 1998, 1999 and 2000 with respect to (i) our Chief Executive Officer, and (ii) our other named executive officers whose total annual compensation for 2000 exceeded $100,000:

SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                          ----------------------------------

                                         ANNUAL COMPENSATION                AWARDS                   PAYOUTS
                            --------------------------------------------  -----------                -------

                                                                                        SECURITIES
                                                               ALL                      UNDERLYING
                                                              OTHER       RESTRICTED     OPTIONS/     LTIP       ALL OTHER
NAME AND                            SALARY   BONUS(1)    COMPENSATION(2)    STOCK        SARS (3)    PAYOUT   COMPENSATION(4)
PRINCIPAL POSITION          YEAR     ($)       ($)           ($)           AWARD(S)        ($)         ($)          ($)
------------------          ----   -------  --------     ---------------  -----------   ----------   -----    ---------------

ROBERT J. WEATHERBIE        2000   161,500     3,244             -             -           20,000        -         13,049
Chairman of the Board and   1999   145,000    51,598             -             -           20,000        -         10,858
Chief Executive Officer     1998   135,000    76,350             -             -             --          -         17,361

MICHAEL L. GIBSON           2000   141,913     3,244             -             -            3,500        -         12,286
President-Acquisitions/     1999   135,000    29,240             -             -           17,500        -         10,983
Investments and Chief       1998   128,000    45,818             -             -             --          -         17,361
Financial Officer


RICK P. BARTLEY             2000   124,200     2,637             -             -            8,500        -          9,874
President and Chief         1999   115,000    25,382             -             -           10,000        -          9,674
Executive Officer of        1998   110,000    30,210             -             -             --          -         15,772
Teambank, NA

(1) Represents bonuses paid in cash and our common stock.

(2) Other annual compensation was less than 10% of each executive's salary and bonuses each year.

(3) For 2000, 15,000 stock options for Robert J. Weatherbie vest within one year from the date of grant and 5,000 stock options for Rick P. Bartley vest within one year from the date of grant.

(4) For 2000 and 1999, includes funds contributed by us to each individual's account under the deferred savings 401(k) plans and contributions to each individual's account for contributions to the Employee Stock Ownership Plan. For 1998, includes funds contributed to each individual's account for contributions to the Employee Stock Ownership Plan.

EMPLOYEE STOCK PURCHASE PLAN

     Our Employee Stock Purchase Plan was adopted in 1994. The plan provides eligible employees the right to purchase our common stock on an annual basis through payroll deductions. Up to 75,000 shares of common stock are reserved under the plan and may be issued in five annual increments of 15,000 beginning in 1999. Shares not issued in any year may be issued in future years. The price per share of the common stock under the plan is 85% of the fair market value of the stock at the commencement of each offering period. The offer and sale of stock under the plan has not been registered under the Securities Act of 1933 with the Securities and Exchange Commission. Accordingly, shares issued pursuant to the plan are considered "restricted securities" as such term is defined in rule 144 under the Securities Act. The plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, nor is it a qualified plan under Section 401(a) of the Internal Revenue Code. As of April 23, 2001, we had issued 45,400 shares from the Plan at an average purchase price of $7.93 per share.

1999 STOCK INCENTIVE PLAN

     In May 1999, as amended in March 2000, we adopted the 1999 Stock Incentive Plan. The plan provides for the following stock and stock-based awards: restricted stock, stock options, stock appreciation rights and performance shares. Up to 470,000 shares of common stock may currently be issued under the plan. All employees, directors and consultants are eligible to participate in the plan. The plan is administered by our board of directors, or the board can designate a committee composed of at least two non-employee directors to administer the plan. The board of directors or committee will determine the participants in the plan and the types of awards they are to be granted and the terms and conditions of all awards. As of April 23, 2001, we had outstanding options to purchase up to 50,750 share of our common stock for $6.62 per share and up to 55,000 shares of our common stock for $8.94 per share.

     The following table sets forth certain information regarding stock options granted to our named executives during 2000 from our 1999 Stock Incentive Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                INDIVIDUAL GRANTS
-------------------------------------------------------------------------------

                                      NUMBER OF        % OF TOTAL
                                      SECURITIES        OPTIONS/
                                      UNDERLYING          SAR'S        EXERCISE OR
                                    OPTIONS/SAR'S      GRANTED TO          BASE
NAME AND                               GRANTED        EMPLOYEES IN        PRICE         EXPIRATION      GRANT DATE VALUE
PRINCIPAL POSITION                        #           FISCAL YEAR       ($/SHARE)          DATE                ($)
------------------                  -------------     ------------      ----------     -----------      ----------------

ROBERT J. WEATHERBIE                    20,000             39%             6.62         12/31/2010           36,000
Chairman of the Board and Chief
Executive Officer

MICHAEL L. GIBSON                       3,500              7%              6.62         12/31/2010            6,300
President-Acquisitions/
Investments and Chief
Financial Officer


RICK P. BARTLEY                         8,500              17%             6.62         12/31/2010           15,300
President and Chief
Executive Officer of
Teambank, NA

The fair value of options was estimated using the Black-Scholes option pricing model with the following weighted average information; risk free interest rate of 5.11%, expected life of 10 years, expected volatility of stock price of 20.10% and expected dividends of 2.53% per year.

     The following table sets forth the aggregate options held by our named executive officers. No options were exercised by the specified officer in 2000.



                                                                                                   VALUE OF UNEXERCISED IN-
                                                                         NUMBER OF SECURITIES        THE-MONEY OPTIONS AT
                            SHARES ACQUIRED            VALUE              UNDERLYING OPTIONS          DECEMBER 31, 2000
NAME                          ON EXERCISE             REALIZED        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        ----------------          --------        -------------------------   --------------------------

Robert J. Weatherbie,              -                     -                    0 /40,000                    None /$0
Chief Executive
Officer

Michael L. Gibson,                  -                     -                    0 /21,000                   None /$0
President-Acquisitions
and Chief Financial
Officer

Rick P. Bartley,                    -                     -                    0 /18,500                   None /$0
President & Chief
Executive Officer of
Team Bank N.A.

EMPLOYMENT AGREEMENTS

     On January 1, 1998, we entered into a three-year employment agreement with Mr. Weatherbie under which he currently receives a beginning base annual salary of $161,500 , an annual bonus at the discretion of the board of directors, life insurance, a car allowance and participation in all other benefits received by our employees. Under certain circumstances, such as his death or disability, we have also agreed to pay Mr. Weatherbie or his estate $500,000. We have obtained life insurance and are in the process of obtaining disability insurance for these contingencies. In the event of termination of Mr. Weatherbie's employment without cause, he will be entitled to payments equal to his annual base salary for the longer of one year or the remaining term of the agreement discounted at 8% annually, along with reimbursement for out-of-pocket expenses incurred for professional and tax advice not to exceed 75% of his annual base salary, as well as job search expenses incurred not to exceed 50% of his annual base salary. We have also entered into an employment agreement with Mr. Gibson, the terms of which are substantially similar to the employment agreement with Mr. Weatherbie, except that Mr. Gibson's current annual base salary is $141,913. In addition, we have a similar agreement with Mr. Bartley except that his current annual base salary is $124,200, his disability or death payment is $300,000, and reimbursement of out-of-pocket expenses incurred for professional and tax advice in the event of termination of his employment without cause is over a one year period for a maximum of 75% of his base salary.

EMPLOYEE STOCK OWNERSHIP PLAN

     The ESOP is a restatement and continuation of a plan previously maintained by a predecessor company, which commenced receiving contributions in 1981. In 1986, the ESOP was the vehicle used in establishing us and financing the acquisition of the one-bank holding company that owned TeamBank, N.A. All of our wholly-owned subsidiaries with employees participate in the ESOP.

     The ESOP is a retirement plan for eligible employees and is funded entirely with contributions made by us and dividends paid by us with respect to the common stock owned by the ESOP. The ESOP is designed to be invested primarily in our securities. The ESOP is a leveraged plan which permits it to borrow money to buy our securities, which are held in a suspense account until the loan is paid. As of April 23, 2001, the ESOP had no outstanding debt. Allocations are made annually and are based on the relative compensation of the participants. Retirement benefits under the ESOP depend on the amount of an employee's account balance at death, disability, separation from service or retirement, and there is no fixed amount.

     Employees are eligible to participate in the ESOP on the January 1 or July 1 following the date six months after the first day of employment. Employees also must achieve a minimum age in order to participate. To be eligible for allocations of the ESOP's contributions, employees must complete 1,000 hours of service during a year and must be employed on the last day of the plan year. The employment requirement does not apply if the participant dies or becomes disabled or attains age 65 in the plan year. Allocations are also potentially subject to certain minimums. Following three years of service, employees become vested in their ESOP accounts at 20% per year, with 100% vesting occurring after seven years. However, if a participant dies or is disabled while still employed, a participant becomes 100% vested immediately.

OTHER EMPLOYEE PLANS

     We have a 401(k) plan and an employee performance bonus plan that covers all of its employees, including officers. With respect to the 401(k) plan, we make a matching contribution of 50% of the employee's contribution up to a maximum contribution of 6% of the employee's salary. The bonus plan utilizes a continuous improvement model to determine the amount of award from us and each of our subsidiaries. The model measures improvements in asset growth, profitability, productivity and asset quality growth. Our employees must exceed the performance of the previous year to earn a bonus. Results are reported monthly.

CERTAIN TRANSACTIONS WITH OUR AFFILIATES

     Our officers, directors and principal shareholders and businesses they control are customers of our subsidiary banks. Credit transactions with these parties are subject to review by loan committees of the banks or by our loan review committee. All outstanding loans and extensions of credit to these parties were made in the ordinary course of business on terms substantially similar to comparable transactions with unaffiliated persons. At December 31, 2000, the aggregate balance of loans and advances under extensions of credits made by the subsidiary banks to these affiliated parties was approximately $2,016,000.

SHAREHOLDER RETURN PERFORMANCE GRAPH

                                    [GRAPHIC]



                                                 PERIOD ENDING
                               --------------------------------------------------------------------------
INDEX                          06/22/99   09/30/99   12/31/99   03/31/00   06/30/00   09/30/00   12/31/00
---------------------------------------------------------------------------------------------------------

Team Financial, Inc.            100.00     90.85      81.20      76.01       74.20      66.67      64.86
S&P 500                         100.00     96.36     110.70     113.24      110.23     109.16     100.62
SNL Midwest Bank Index          100.00     80.94      76.30      74.82       67.01      85.04      92.40

                                 PROPOSAL NO. 2
                       APPOINTMENT OF INDEPENDENT AUDITORS

     We have engaged the firm of KPMG LLP as independent auditors to audit and report to our shareholders on our financial statements for the years 1993 through 2000. During all years, which KPMG LLP has served as our independent auditors, there were no disagree ments with KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate shareholder questions. Although your approval of the engagement of independent auditors is not required by law, we desire to solicit your ratification. If the appointment of KPMG LLP is not approved by a majority of the shares represented at the meeting, we will consider the appointment of other independent auditors for 2001. Moreover, if satisfactory arrangements as to the timing and costs of the 2001 audit cannot be made, we reserve the right to engage another accounting firm.

     WE RECOMMEND A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR 2001 SUBJECT TO THE DISCUSSION ABOVE. PROXIES GIVEN TO US WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

OTHER MATTERS

     At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.


YOU CAN OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AT NO CHARGE BY WRITING TO US AT 8 WEST PEORIA, PAOLA, KANSAS 66071, ATTENTION: MICHAEL L. GIBSON.

SHAREHOLDER PROPOSALS

         To be considered for inclusion in the our proxy statement for the 2002 annual meeting, proposals of shareholders must be received by us no later than January 1, 2002. Proposals should be directed to our Secretary.

                                               By Order of the
                                               Board of Directors



                                               By  /S/ ROBERT J. WEATHERBIE
                                                 -------------------------------
                                                     Robert J. Weatherbie
                                                     Chief Executive Officer

Paola, Kansas
April 23, 2001

APPENDIX A

TEAM FINANCIAL, INC.
AUDIT COMMITTEE CHARTER
Amended and Approved by the Team Financial, Inc. Board of Directors
July 25, 2000

     Audit Committee members shall meet the requirements of the NASDAQ National Market Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management quarterly to review the Company's press release, financial statements, Form 10-Q, and should consider the need to meet with the Certified Public Accountants.

     Team Financial, Inc. (TFI) Audit Committee's responsibility is to engage an outside independent audit firm to complete an annual company audit and review TFI's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the TFI's financial reporting processes and controls, discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     Review with financial management and the independent auditors TFI's quarterly financial results prior to the release of earnings and/or the TFI's quarterly financial accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The chair of the committee may represent the entire Audit Committee for purposes of this review.

     The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the independent auditors or approve any discharge of auditors when circumstances warrant.

     Approve the fees and other significant compensation paid to the independent auditors.

     On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with TFI that could impair the auditors' independence.

     Review the independent auditors audit plan, discuss the scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit. Review the performance of the internal audit and replace the internal auditor or firm as needed.

     On an annual basis, review with TFI's counsel, and legal matters that could have a significant impact on the organization's financial statements TFI's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The reports should be included in the Company's annual proxy statement.

     Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY                                                                     PROXY
                              TEAM FINANCIAL, INC.
                            8 West Peoria, Suite 200
                               Paola, Kansas 66071

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Team Financial, Inc. acknowledges receipt of the notice of the annual meeting of shareholders, to be held on Tuesday, June19, 2001, at 2:00 p.m., at the Paola High School Auditorium, 401 North Angela, Paola, Kansas and hereby appoints Robert J. Weatherbie and Michael
L. Gibson, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         1.   Election of Three Directors.

              [  ] FOR           [  ] AGAINST

              To elect all of the nominees listed below:

            Michael L. Gibson, Montie Taylor and Robert J. Weatherbie


          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER NOMINEE, WRITE THE NOMINEE'S NAME BELOW. YOU MAY ALSO CUMULATE YOUR VOTES BY MULTIPLYING THE NUMBER OF SHARES YOU OWN BY THREE AND CASTING THEM AMONGST THE THREE NOMINEES LISTED ABOVE.



         2. Ratification of the appointment of KPMG LLP as independent auditors for 2001.

              [  ] FOR           [  ] AGAINST          [  ] ABSTAIN


         3. Transaction of such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE IN PROPOSAL 1 AND FOR PROPOSAL 2.

DATED:___________, 2001                    ____________________________________
                                           SIGNATURE

                                           _____________________________________
                                           SIGNATURE IF HELD JOINTLY

                                           Please sign your name exactly as it
                                           appears below. When shares are held
                                           by joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by the president or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.  NOTE:
SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES VOTED BY THIS PROXY:_____________________________